EXHIBIT 99.1

Press Release Dated January 10, 2003

Star Struck, Ltd. Announces Filing of an Application to Delist on the American Stock Exchange and its Intent to Deregister under the Securities Exchange Act.

Star Struck, Ltd: (AMEX: KAP) announced on January 10, 2003 that it has filed an application to voluntarily delist its common stock, par value $1.00 per share, on the American Stock Exchange. Upon delisting, the Company intends to file a Form 15 with the Securities and Exchange Commission to deregister the common stock under the Securities Exchange Act and to terminate the Company’s obligation to file periodic and annual reports with the Commission.

The Board of Directors determined that the Company would benefit from such action by the elimination of significant anticipated costs, including fees and expenses relating to American Stock Exchange annual listing charges; preparation and filing of periodic reports with the Securities and Exchange Commission; distribution to shareholders of reports and proxy materials required by the Securities Exchange Act; and compliance with the Sarbanes-Oxley Act of 2002.

Any statements in this release concerning the Company’s intentions, expectations or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Reform Act of 1995. A variety of factors could cause actual results or events to differ materially from projections, anticipated results or other expectations expressed in this release, including, without limitation, delays in making these filing or action by the AMEX or the SEC concerning these filings.

Contact: Star Struck, Ltd.; Kenneth Karlan, President, 1-800-243-6144 or fax: 1-800-962-8345.

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